UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2005

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c)

ITEM 8.01 Other Events

See the following press release dated June 20, 2005 announcing the scheduling of Avalon Holdings Corporation’s Annual Meeting.

WARREN, Ohio (June 20, 2005) - Avalon Holdings Corporation (AMEX:AWX) has scheduled its Annual Meeting for Wednesday, September 14, 2005. The Board of Directors has fixed the close of business on August 3, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Meeting, which is usually held at the end of April, was delayed while the Board of Directors of Avalon Holdings Corporation explored the possibility of deregistering Avalon Holdings Corporation’s common stock by reducing the number of shareholders of record below 300, thereby eliminating the requirements of compliance with the Sarbanes-Oxley Act. The Company believes compliance with the requirements of the Sarbanes-Oxley Act will be very costly. However, as a result of the Securities and Exchange Commission’s (“SEC”) decision to extend the compliance date of the Sarbanes-Oxley Section 404 (“SOX 404”) by one year for small public companies and the ongoing review by the SEC of how to minimize the costly impact of SOX 404 on small companies, the Board of Directors decided not to pursue deregistration at this time, but intends to review the situation again if there are no changes resulting from the SEC review.

Avalon Holdings Corporation provides waste management services to industrial, commercial, municipal and governmental customers in selected northeastern and Midwestern U. S. markets. Avalon Holdings Corporation also owns the Avalon Golf and Country Club which operates two golf courses and related facilities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON HOLDINGS CORPORATION
(Registrant)

By:	/s/ Frank Lamanna
Frank Lamanna
Chief Financial Officer and Treasurer

DATED: June 21, 2005

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